UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 6, 2010 (September 29, 2010)

EV Energy Partners, L.P.
(Exact name of registrant as specified in charter)

Delaware	001-33024	20-4745690
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 651-1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

EV Energy Partners, L.P. (the “Partnership”) entered into a Fifth Amendment to Amended and Restated Credit Agreement, declared effective on September 30, 2010.  The Fifth Amendment provides that during the period between September 30, 2010 and the first Scheduled Redetermination Date thereafter (expected to occur on or around April 1, 2011), the Borrower may issue Senior Debt of up to $200,000,000 other than in conjunction with an Interim Redetermination, without the Borrowing Base then in effect on the date on which such Senior Debt is issued being reduced by an amount equal to the product of 0.30 multiplied by the stated principal amount of such Senior Debt up to $200,000,000.  The Fifth Amendment also included a reaffirmation of the borrowing base at $465 million.

A copy of this Fifth Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 29, 2010, the Partnership closed its previously announced acquisition of oil and natural gas properties in the Mid-Continent region from Petrohawk Energy Corporation (NYSE: HK) for an adjusted purchase price of $119.9 million, subject to customary post-closing adjustments.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

EV Energy Partners, L.P. (the “Partnership”) entered into a Fifth Amendment to Amended and Restated Credit Agreement, declared effective on September 30, 2010.  The Fifth Amendment provides that during the period between September 30, 2010 and the first Scheduled Redetermination Date thereafter (expected to occur on or around April 1, 2011), the Borrower may issue Senior Debt of up to $200,000,000 other than in conjunction with an Interim Redetermination, without the Borrowing Base then in effect on the date on which such Senior Debt is issued being reduced by an amount equal to the product of 0.30 multiplied by the stated principal amount of such Senior Debt up to $200,000,000.  The Fifth Amendment also included a reaffirmation of the borrowing base at $465 million.  Following closing of the acquisition described herein under Item 2.01, the Partnership’s outstanding indebtedness under the credit facility was $334 million.

A copy of this Fifth Amendment is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

After market closing on September 29, 2010, EV Energy Partners, L.P. (the “Partnership”) announced that it had closed its previously announced acquisition of oil and natural gas properties in the Mid-Continent region from Petrohawk Energy Corporation (NYSE: HK) for an adjusted purchase price of $119.9 million, subject to customary post-closing adjustments.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01 Financial Statements and Exhibits.

(a)	The required financial statements will be filed no later than 75 days from the date of the closing of the acquisition.

(d)	Exhibits.

10.1	Fifth Amendment dated September 30, 2010 to Amended and Restated Credit Agreement

99.1	Press Release dated September 29, 2010, regarding the closing of the previously announced Mid-Continent region acquisition.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: October 6, 2010	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Senior Vice President and Chief Financial Officer of EV Management LLC, general partner of EV Energy GP, L.P., general partner of EV Energy Partners, L.P

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Fifth Amendment dated September 30, 2010 to Amended and Restated Credit Agreement

99.1	Press Release dated September 29, 2010, regarding the closing of the previously announced Mid-Continent region acquisition.